SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2003

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Mount Airy Road
Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Item 9. Regulation FD Disclosure.

Avaya Inc. (“Avaya” or the “Company”), is filing this Current Report on Form 8-K to disclose the progress towards integrating and streamlining the operations of Expanets, Inc. (“Expanets”).

Avaya purchased the assets of Expanets, one of the largest resellers of Avaya’s products in the United States, at an auction on October 29, 2003, conducted on behalf of NorthWestern Corporation, Expanets’ former parent.

Approximately 60 percent of Expanets’ business was from Avaya-related product and service offerings.  The Company expects an incremental revenue contribution from the Expanets business, after intra-company eliminations, of $40-50 million per quarter.   This incremental revenue is approximately evenly split between product and service revenue.   The Company is moving rapidly to integrate this portion of the business, and the related costs, into its own operations and channels.

Avaya does not expect to sell other manufacturers’ products that were previously distributed by Expanets.  In response, Avaya will divest or eliminate the portion of Expanets’ business that focused on distributing these products.

The Company will report this portion of Expanets’ business as discontinued operations beginning in the first quarter of fiscal 2004.  Avaya expects the discontinued operations to have marginal cash requirements and operating losses.   The Company said it expects to completely divest or eliminate these discontinued operations by the end of the second quarter of fiscal 2004.

In keeping with the goal of providing continuing quality service to affected customers, Avaya is working to develop a transition plan for orders in process, implementations, and ongoing service and support.

From a continuing operations standpoint, Avaya anticipates during the first two fiscal quarters of 2004, Expanets will have only a marginally negative impact on its net income.  Avaya expects that Expanets will be neutral or accretive to its earnings by no later than the end of its third fiscal quarter (the period ending June 30, 2004).  Avaya had previously stated that the impact of the Expanets acquisitions to achieve at least break-even by the end of its fourth fiscal quarter.

This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements regarding the company’s outlook for operating results with respect to the acquisition of the Expanets business based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate the Avaya-related Expanets business into our operations and to promptly execute on the disposition of the non-Avaya operations, including in both cases the management of related costs and expenses, the mix of our products and services sold, general industry market conditions and growth rates and general domestic economic conditions, price and product competition,  and customer demand for our products and services.  Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: December 4, 2003	By:	/s/ Garry K. McGuire
		Name:	Garry K. McGuire
		Title:	Chief Financial Officer and Senior Vice President,
Corporate Development